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                                                                    EXHIBIT 12.1

                                PACCAR Financial Corp.

                  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        PURSUANT TO SEC REPORTING REQUIREMENTS
                                (Thousands of Dollars)


                                                        Three Months Ended
                                                              March 31

                                                      1997             1996
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FIXED CHARGES
  Interest expense                                   $24,608           $24,675
  Portion of rentals deemed interest                      59                59
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TOTAL FIXED CHARGES                                  $24,667           $24,734
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EARNINGS
  Income before taxes                                $12,744           $13,152
  Fixed charges                                       24,667            24,734
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EARNINGS AS DEFINED                                  $37,411           $37,886
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RATIO OF EARNINGS TO FIXED CHARGES                     1.52X             1.53X
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The method of computing the ratio of earnings to fixed charges shown above complies with SEC reporting requirements but differs from the method called for in the Support Agreement between the Company and PACCAR Inc. See Exhibit 12.2.

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